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                                                                     EXHIBIT 1.3

[Translation]

                      REGULATIONS OF THE BOARD OF DIRECTORS

                               CRAYFISH CO., LTD.
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                      REGULATIONS OF THE BOARD OF DIRECTORS

                          CHAPTER 1 GENERAL PROVISIONS

Article 1. (Purpose)
         Any matters relating to the Board of Directors of the Company shall be governed by these Regulations, except for those as provided for in laws and regulations or in the Articles of Incorporation.

Article 2. (Composition)

1.       The Board of Directors shall be composed of all the Directors.

2. Corporate Auditors may attend any meeting of the Board of Directors and express their opinions thereat.

Article 3. (Attendance of Relevant Persons)
         The Board of Directors may, if it deems necessary, cause persons other than Directors and Corporate Auditors to attend a meeting of the Board of Directors and to express their opinions and/or make explanations.

Article 4. (Meetings to be Held)

1. A meeting of the Board of Directors shall be held either as an ordinary meeting or an extraordinary meeting of the Board of Directors.

2. An ordinary meeting of the Board of Directors shall be held at least once every month as a general rule and an extraordinary meeting of the Board of Directors shall be held from time to time whenever necessary.

                        CHAPTER 2 CONVOCATION OF MEETINGS

Article 5. (Person Entitled to Convene Meetings)

1. The President shall convene a meeting of the Board of Directors. If the President is prevented from so acting, one of the other Directors shall so act in his place in the order previously determined by the Board of Directors.

2. Each of the Directors may request that a meeting of the Board of Directors be convened, by submitting to the person entitled to convene meetings a document stating the agenda of the meeting and the reasons therefor.

3. If, within five (5) days from the day on which such a request as set out in the preceding
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         paragraph has been made, no notice of convocation is dispatched to convene a meeting to be held within two weeks from the date of such request, then the Director who has made such request may convene a meeting of the Board of Directors on his own initiative.

4. Each of the Corporate Auditor may request that a meeting of the Board of Directors be convened whenever necessary pursuant to the applicable laws and regulations. In such case the provisions of paragraphs 2 and 3 of this Article shall apply mutates mutandis.

Article 6. (Procedures for Convocation)

1. Notice of convocation of a meeting of the Board of Directors shall be dispatched to each Director and each Corporate Auditors by the day before the meeting. In urgent cases, however, such period may be shortened.

2. If the unanimous consent of all the Directors and Corporate Auditors is obtained, the meeting of the Board of Directors may be held without following the procedures for convening meeting.


                        CHAPTER 3 PROCEEDINGS OF MEETING

Article 7. (Chairman)

         The President shall act as chairman at any meeting of the Board of Directors. If the President is prevented from so acting, one of the other Directors shall act as chairman in his place in the order previously determined by the Board of Directors.

Article 8. (Matters to be Resolved)

1. Matters required to be resolved by the Board of Directors shall be as set out in Annex hereto.

2. The President may carry out any of the matters to be resolved as referred to in the preceding paragraph unless he violates any law and regulation or the Articles of Incorporation, if there is not enough time for him to convene a meeting of the Board of Directors as the relevant matter is required to be attended to urgently. Provided, however, that, in such case the President must report at the meeting held immediately thereafter on how he has handled the matter and obtain the approval thereof.

Article 9. (Matters to be Reported)

1. The President and any other Director who executes the business of the Company shall make reports on or give explanations of the state of progress of the execution of business
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         of the Company and/or any other necessary information at a meeting of the Board of Directors.

2. Any Director who has conducted a transaction in competition with the interests of the Company or a transaction with the Company on his own behalf shall report, without delay, to the Board of Directors about the material facts of the transaction.

Article 10. (Method of Resolution)

1. Resolutions of a meeting of the Board of Directors shall be adopted by a majority vote of the Directors present who shall constitute in number a majority of all the Directors.

2. Any Director who has special interests in any matter to be resolved as set out in the preceding paragraph may not participate in the resolution on such matter. In such case, such Director shall not be included in the number of the Directors present as set out in the preceding paragraph.

Article 11. (Minutes)

1. The substance and results of the proceedings of a meeting of the Board of Directors shall be recorded in minutes, to which the Directors and Corporate Auditors present shall affix their respective names and seals.

2.       The minutes of the meeting shall be kept at the head office for ten
         (10) years.

                             CHAPTER 4 MISCELLANEOUS

Article 12. (Amendment of Repeal)

         Amendment to or repeal of these Regulations shall be subject to resolution of the Board of Directors.

Article 13. (Effectiveness)

         These Regulations shall take effect as from March 1, 1999.

         Amended as of February 10, 2000.

         Amended as of May 30, 2000.

         Amended as of August 21, 2000.

         Amended as of August 28, 2000.

         Amended as of June 20, 2001.

         Amended as of August 29, 2001.

         Amended as of December 29, 2001.


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                                                                    EXHIBIT 1.3


ANNEX

                Matters to be Resolved by the Board of Directors

1.   Matters related to general meetings of shareholders:

     (1) Convocation of general meetings of shareholders and determination of matters to be submitted thereto;

     (2) Determination of the order of preference in which a Director shall convene a general meeting of shareholders if the President and Director are prevented from so acting.

     (3) Determination of the order of preference in which a Director shall act as a chairman at a general meeting of shareholders if the President and Director are prevented from so acting.

2.   Matters related to the closing of accounts:

     (1) Approval of business reports and proposals for appropriation of profits or disposition of losses;

     (2)  Approval of balance sheets and income statements;

     (3)  Approval of detailed statements attached;

     (4)  Interim dividends of stock; and

     (5) Approval of the closing of accounts (quarterly, semi-annually and annually).

3.   Matters related to officers:

     (1)  Election of removal of Representative Directors;

     (2)  Election of removal of Directors with executive power;

     (3) Approval of transactions conducted by Directors in competition with the Company's interests; and

     (4) Approval of transactions conducted by Directors with the Company and conflicts of interest.

4.   Matters related to shares and bonds:

     (1)  Issuance of new shares;

     (2)  Capitalization of legal reserves;

     (3)  Stock split;

     (4)  Conversion of par value shares to non-par value shares or vice versa;
          and

     (5) Issuance of debentures, convertible bonds and bonds with warrants to subscribe for new shares.

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5.   Matters related to personnel affairs and corporate organization:

     (1)  Determination and modification of Director duties;

     (2)  Establishment, alteration and abolishment of divisions;

     (3) Creation, relocation or abolition of divisions of the head office and business places;

     (4)  Appointment or dismissal of divisional directors; and

     (5) Establishment, amendment or repeal of regulations of the Company (including these Regulations).

6.   Matters related to management:

     (1) Determination and material changes to management policies, long and medium-term management plans, budgets and new businesses;

     (2)  Transfer of acquisition of material businesses;

     (3) Institution of legal action with an award value of 20 million yen or more per claim Jurisdictional amount;

     (4) Contracting, amendment of material parts and termination of an agreement with a value of 20 million yen or more per contract;

     (5) Borrowing and providing collateral of 20 million yen or more per borrowing and providing collateral;

     (6) Transfer or acquisition of real estate with a value of 20 million yen or more per estate;

     (7) Demise on the right of real estate with a value of 20 million yen or more per estate and transfer thereof;

     (8) Acquisition, investment and disposal of tangible and intangible assets with a value of 20 million yen or more per asset;

     (9) Acquisition, use, and disposal of a telephone or electricity network and purchase of PCs with a cost of 20 million yen or more for system development per item above;

    (10) Managing security deposit with a value of 20 million yen or more per security deposit).

    (11) Determination of line of credit with a value of 20 million yen or more per business partner;

    (12) Acquisition or sale of investment securities with a value of 10 million yen or more per instance;

    (13) Any conduct which involves the payment, offset, and loss of 20 million yen or more per conduct

    (14) Transfer or acquisition of patent rights, other intellectual properties and know-how with a value of 3 million yen or more per instance;

    (15) Approval of guarantee of obligations, loans and repayment plan worth 3 million yen or

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          more per instance; and

    (16)  Waiver of credits with a value of 3 million yen or more per credit.

7.   Determination of representative of the Company in a class action.

8.   Matters relating to the Board of Directors.

     (1) Determination of the order of preference in which a Director shall convene a meeting of the Board of Directors if the President and Director are prevented from so acting.

     (2) Determination of the order of preference in which a Director shall act as a chairman at a meeting of the Board of Directors if the President and Director are prevented from so acting.

9.        Matters admitted necessary by Directors.